Exhibit 10.7(c)

FOCUS ENHANCEMENTS, INC.

February 22, 2008

Mr. Carl Berg

10050 Bandley Drive

Cupertino, CA 95014

Dear Mr. Berg:

This refers to the following agreements between us:

A.                                   Security Agreement between us dated October 26, 2000, wherein we granted you a security interest in the items of Collateral described therein, as amended by the First Amendment to Security Agreement between us dated as of February 28, 2001 (collectively, the “Security Agreement”);

B.                                     Collateral Assignment, Patent Mortgage and Security Agreement dated as of October 26, 2000 (the “Assignment”).

C.                                     Letter Agreement affirming the grant of a security interest to you dated June 27, 2005 (the “First Letter Agreement”).

Previously we obtained a loan from Venture Banking Group, a Division of Greater Bay Bank, N.A. (“VBG”) pursuant to that certain Loan and Security Agreement between us and VBG dated as of November 15, 2004, as amended (collectively, the “VBG Loan Agreement”).  To induce VBG to extend such credit accommodations, you executed and delivered to VBG an Unconditional Guaranty dated as of November 15, 2004, as amended and affirmed, and an Intercreditor Agreement dated as of November 15, 2004, as amended by that certain Amendment No. 1 to Intercreditor Agreement dated January 24, 2006, and that certain Amendment No. 2 to Intercreditor Agreement dated as of February 7, 2008 (collectively, the “Intercreditor Agreement”).

We are terminating the VBG Loan Agreement and lending relationship.  Concurrently with such termination, we are executing that certain Loan and Security Agreement and related loan documents dated February 22, 2008, whereby Heritage Bank of Commerce (“Bank”) shall provide us with a revolving line of credit in the amount of $6,500,000.  In connection therewith, and as a condition thereto, you are requested to sign an Unconditional Guaranty dated February 22, 2008 (the “Unconditional Guaranty”) whereby you guarantee the obligations of us to Bank, and an Amendment No. 3 to Intercreditor Agreement dated February 22, 2008 (the “Amendment No. 3 to Intercreditor Agreement”) whereby Bank replaces VBG.

To induce you to enter into the Unconditional Guaranty and to affirm and amend the Intercreditor Agreement via the Amendment No. 3 to Intercreditor Agreement, we hereby confirm to you, as follows:

1.                                       We granted and do hereby grant to you a security interest in (a) all present and future items of property described as “Collateral” in the Security Agreement, (b) all present and future goods, chattel paper, instruments, documents, letter of credit rights, investment property and general intangibles and (c) all proceeds of the foregoing.  The items of property described in the foregoing clauses “(a),” “(b)” and “(c)” are referred to herein as the “Collateral Security.”

2.                                       The Collateral Security shall secure any and all obligations and indebtedness  owing by us to you, now in existence or hereafter arising, direct or contingent, due or to become due (collectively, the “Obligations”), including, but not limited to, Obligations arising by reason of the Unconditional Guaranty and amounts that we owe to you as a consequence of your paying to Bank pursuant to the terms of the Unconditional Guaranty.  At such time as you pay any sums to Bank pursuant to the Unconditional Guaranty, the amount thereof will constitute a direct Obligation of us to you payable on demand.

3.                                       We hereby ratify and confirm that all the terms of the Security Agreement, the Assignment, and the First Letter Agreement (as same may have been modified by the terms of this letter agreement) will apply with respect to the Obligations.

4.                                       We agree to cooperate with you in all reasonable respects to maintain the priority of the security interests heretofore and hereby granted to you, consistent in all respects with the terms and conditions of the Intercreditor Agreement, as amended.

Please sign the enclosed copy of this letter, which shall then constitute an agreement between us.

Sincerely yours,

FOCUS ENHANCEMENTS, INC.

	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	CFO

AGREED:

/s/ Carl Berg
Carl Berg
Date: February 22, 2008